EXHIBIT 16.1

509.624.9223 802 N. Washington St.

mail@fruci.com Spokane, WA 99201

September 14, 2018

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100F Street, N.E.

Washington, DC 20549

Re: Chins Grand Resorts, Inc.

Commission file number: 0-27246

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of China Grand Resorts, Inc. dated September 14, 2018, and agree with the statements concerning our Firm contained under Item 4.01 therein. We have no basis to agree or disagree with any of the other information contained in the Form 8-K.

Very truly yours,

/s/ Fruci & Associates II, PLLC